Exhibit 99.1

Famous Dave’s of America, Inc. Reports Results for Second Quarter of Fiscal 2018

MINNEAPOLIS, August 13, 2018 – Famous Dave's of America, Inc. (NASDAQ: DAVE) today reported financial results for the second fiscal quarter ended July 1, 2018 compared to the second fiscal quarter ended July 2, 2017.

Highlights for the second quarter of 2018 include the following:

•	Net income from continuing operations of $1.4 million, or $0.16 per share, compared to net loss from continuing operations of $1.6 million, or ($0.24) per share in the prior year.
•	Consolidated Adjusted EBITDA, a non-GAAP measure, increased 5.5% to $2.7 million.
•	General and administrative expenses decreased to $2.1 million from $3.5 million in the second quarter 2017.
•	Repaid $5.8 million of long-term debt and financing lease obligations.
•	Company-owned comparable restaurant sales increased 1.2%, with traffic up 1.3%.
•	Franchise-operated comparable restaurant sales declined 1.9%.

Highlights subsequent to the close of the second quarter of 2018 include the following:

•	UAE-based Tablez amended the existing area development agreement to develop four new units over the next two years.
•	Repaid an additional $740,000 in long-term debt.
•	Executed agreements with Travis Clark to launch the Clark Crew BBQ restaurant concept.
•	Reacquired the Janesville, Wisconsin restaurant from a franchisee, which we will refresh.

Key Operating Metrics

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Restaurant count:
Franchise-operated	135	139	135	139
Company-owned	15	37	15	37
Total	150	176	150	176
Comparable restaurant sales %:
Franchise-operated	(1.9)%	(5.1)%	(1.6)%	(4.2)%
Company-owned	1.2%	(2.2)%	3.2%	(0.6)%
Total	(1.6)%	(4.5)%	(1.1)%	(3.8)%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$97,296	$110,906	$184,462	$204,764

Net (loss) income from continuing operations	$1,392	$(1,640)	$2,390	$(3,068)
Adjusted net income from continuing operations(2)	1,701	796	2,653	(34)

Net (loss) income from continuing operations, per share	$0.16	$(0.24)	$0.29	$(0.44)
Adjusted net income from continuing operations, per share(2)	0.19	0.11	0.33	(0.00)

Adjusted EBITDA(2)	$2,700	$2,560	$4,494	$2,923

(1)

System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.

(2)

Adjusted net (loss) income from continuing operations and adjusted EBITDA are non-GAAP measures. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables.  See “Non-GAAP Reconciliation.”

Second Quarter 2018 Review

Total revenue for the second quarter of 2018 was $14.5 million, down 23.7% from the second quarter of 2017. The decrease in Company-owned net restaurant sales revenue was primarily a result of the closure of nine Company-owned restaurants. The impact of these closures was partially offset by a 1.2% increase in same-store sales.  The declines in franchise royalty and fee revenue were driven by a decline in franchise-operated same store sales of 1.9% and royalty abatements agreed upon to facilitate the transfer of certain of our franchise-operated restaurants to new operators, who have committed to investing necessary resources to refresh these transferred stores. Additionally, the adoption of ASC 606 – Revenue From Contracts with Customers resulted in approximately $585,000 of additional revenue during the second quarter of 2018.

Restaurant-level operating margin, as a percentage of restaurant sales, net, for Company-owned restaurants was 6.0%, flat to the second quarter of fiscal 2017.

General and administrative expenses decreased to $2.1 million from $3.5 million in the second quarter of fiscal 2017. The year over year decline was primarily a result of the alignment of our general and administrative expense structure to be commensurate with that of a more dedicated franchisor, lowering overhead strategically as we reduced our Company-owned restaurant count from 32 restaurants as of July 2, 2017 to 15 restaurants as of July 1, 2018.

We recognized net income from continuing operations of approximately $1.4 million, or $0.16 per share, in the second quarter of fiscal 2018 compared to a loss from continuing operations of $1.6 million, or ($0.24) per share, in the second quarter of fiscal 2017.  We recognized a net income from discontinued operations of $379,000, or $0.05 per share, in the second quarter of fiscal 2017.

Adjusted net income from continuing operations, a non-GAAP measure, was approximately $1.7 million, or $0.19 per share, compared to approximately $796,000, or $0.11 per share, in the second quarter of fiscal 2017. A reconciliation between adjusted net loss and its most directly comparable GAAP measure is included in the accompanying financial tables.

Executive Comments

Jeff Crivello, CEO, commented,  “We look forward to implementing throughout the system many of the improvements from the successful refresh of our Coon Rapids restaurant. We increased Company-owned same store sales by 1.2%, despite losing 1.0% in sales due to weather-related closures in April in the Minneapolis market. Although catering sales continued to be a challenge, we launched several initiatives during the quarter aimed at growing this line of business.  We look forward to opening the first Clark Crew BBQ in Oklahoma City, and finalizing the design of our new drive through concept.”

About Famous Dave’s

Famous Dave’s develops, owns, operates and franchises barbeque restaurants. Its menu features award-winning barbequed and grilled meats, a selection of salads, sandwiches, side items, and made-from-scratch desserts. As of August 13, 2018, the Company owns 16 locations and franchises an additional 134 restaurants in 33 states, the Commonwealth of Puerto Rico, Canada, and United Arab Emirates.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted net (loss) income from continuing operations is net (loss) income from continuing operations, plus asset impairment, estimated lease termination and other closing costs, settlement agreements, net (loss) gain on disposal of equipment, stock-based compensation, severance, and the related tax impact. This number is divided by the weighted-average number of basic shares of common stock outstanding during each period presented to arrive at adjusted net (loss) income from continuing operations, per share. Adjusted EBITDA is net (loss) income, including discontinued operations, plus asset impairment, estimated lease termination and other closing costs, settlement agreements, depreciation and amortization, interest expense, net, net (loss) gain on disposal of equipment, stock-based compensation, severance and provision (benefit) for income taxes.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:	Jeff Crivello – Chief Executive Officer
952-294-1300

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Revenue:
Restaurant sales, net	$9,955	$14,714	$18,668	$27,663
Franchise royalty and fee revenue	3,753	4,039	7,161	7,821
Franchisee national advertising fund contributions	529	—	998	—
Licensing and other revenue	301	297	555	514
Total revenue	14,538	19,050	27,382	35,998

Costs and expenses:
Food and beverage costs	3,099	4,404	5,816	8,338
Labor and benefits costs	3,361	5,176	6,557	9,984
Operating expenses	2,894	4,256	5,735	8,362
Depreciation and amortization	309	541	702	1,104
General and administrative expenses	2,111	3,494	3,985	8,042
National advertising fund expenses	529	—	998	—
Asset impairment, estimated lease termination charges and other closing costs, net	216	3,473	112	4,606
Net loss on disposal of property	30	15	29	16
Total costs and expenses	12,549	21,359	23,934	40,452

Income (loss) from operations	1,989	(2,309)	3,448	(4,454)

Other income (expense):
Interest expense	(197)	(170)	(342)	(357)
Interest income	20	—	25	—
Total other expense	(177)	(170)	(317)	(357)

Income (loss) before income taxes	1,812	(2,479)	3,131	(4,811)

Income tax (expense) benefit	(420)	839	(741)	1,743

Net income (loss) from continuing operations	1,392	(1,640)	2,390	(3,068)
Net income from discontinued operations, net of tax	—	379	—	561
Net income (loss)	$1,392	$(1,261)	$2,390	$(2,507)

Income (loss) per common share:
Basic net income (loss) per share - continuing operations	$0.16	$(0.24)	$0.29	$(0.44)
Basic net income per share - discontinued operations	—	0.05	—	0.08
Basic net income (loss) per share	$0.16	$(0.18)	$0.29	$(0.36)
Diluted net income (loss) per share - continuing operations	$0.16	$(0.24)	$0.29	$(0.44)
Diluted net income per share - discontinued operations	—	0.05	—	0.08
Diluted net income (loss) per share	$0.16	$(0.18)	$0.29	$(0.36)
Weighted average shares outstanding - basic	8,809	6,955	8,108	6,955
Weighted average shares outstanding - diluted	8,835	6,955	8,131	6,955

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Food and beverage costs(1)	31.1%	29.9%	31.2%	30.1%
Labor and benefits costs(1)	33.8%	35.2%	35.1%	36.1%
Operating expenses(1)	29.1%	28.9%	30.7%	30.2%
Restaurant level operating margin(1)(3)	6.0%	6.0%	3.0%	3.5%
Depreciation and amortization expenses (2)	2.1%	2.8%	2.6%	3.1%
General and administrative(2)	14.5%	18.3%	14.6%	22.3%
Income (loss) from continuing operations(2)	13.7%	(12.1)%	12.6%	(12.4)%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	July 1, 2018	December 31, 2017
Cash and cash equivalents	$10,309	$8,836
Restricted cash	1,269	1,590
Accounts receivable, net of allowance for doubtful accounts of $478,000 and $592,000, respectively	4,091	3,768
Inventories	602	633
Prepaid income taxes and income taxes receivable	—	689
Prepaid expenses and other current assets	964	793
Assets held for sale	—	475
Total current assets	17,235	16,784

Property, equipment and leasehold improvements, net	10,229	11,442

Other assets:
Intangible assets, net	1,422	1,840
Deferred tax asset, net	6,402	5,823
Other assets	1,499	1,018
	$36,787	$36,907

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and financing lease obligations	$1,516	$1,307
Accounts payable	3,514	4,365
Accrued compensation and benefits	861	1,545
Other current liabilities	2,586	3,118
Total current liabilities	8,477	10,335

Long-term liabilities:
Long-term debt, less current portion	3,252	7,932
Financing lease obligation, less current portion	—	1,196
Other liabilities	5,099	3,963
Total liabilities	16,828	23,426

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 9,087 and 7,376 shares issued and outstanding at July 1, 2018 and December 31, 2017, respectively	91	70
Additional paid-in capital	7,249	1,460
Retained earnings	12,619	11,951
Total shareholders’ equity	19,959	13,481
	$36,787	$36,907

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

(unaudited)

	Six Months Ended
	July 1, 2018	July 2, 2017
Cash flows from operating activities:
Net income (loss) from continuing operations	$2,390	$(3,068)
Adjustments to reconcile net income (loss) to cash flows provided by operations:
Depreciation and amortization	702	1,104
(Gain) loss from asset impairment and estimated lease termination and other closing costs	(268)	3,900
Net loss on disposal of property	29	16
Amortization of deferred financing costs	90	16
Amortization of lease interest assets	18	18
Deferred income taxes	—	240
Deferred rent	(338)	280
Bad debts (recovery) expense	(25)	313
Stock-based compensation	167	131
Changes in operating assets and liabilities:
Restricted cash	321	74
Accounts receivable, net	(298)	(236)
Inventories	31	43
Prepaid income taxes and income taxes receivable	689	(1,493)
Prepaid expenses and other current assets	(171)	(531)
Other assets	167	—
Accounts payable	(851)	619
Accrued compensation and benefits	(762)	527
Other current liabilities	(202)	(763)
Other liabilities	(334)	70
Cash flows provided by continuing operating activities	1,355	1,260
Cash flows provided by discontinued operating activities	—	894
Cash flows provided by operating activities	1,355	2,154

Cash flows from investing activities:
Proceeds from the sale of assets	1,187	—
Advances on notes receivable	(648)	—
Purchases of property, equipment and leasehold improvements	(290)	(234)
Cash flows provided by (used for) continuing investing activities	249	(234)
Cash flows used for discontinued investing activities	—	(42)
Cash flows provided by (used for) investing activities	249	(276)

Cash flows from financing activities:
Payments for debt issuance costs	—	(15)
Payments on long-term debt and financing lease obligations	(5,757)	(913)
Proceeds from sale of common stock	5,132	—
Proceeds from exercise of stock options	494	—
Cash flows used for financing activities	(131)	(928)

Increase in cash and cash equivalents	1,473	950
Cash and cash equivalents, beginning of period	8,836	4,450
Cash and cash equivalents, end of period	$10,309	$5,400

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
(dollars in thousands)	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Net income (loss) from continuing operations	$1,392	$(1,640)	2,390	(3,068)
Asset impairment and estimated lease termination and other closing costs	216	3,473	112	4,606
Net loss on disposal of equipment	30	15	29	16
Stock-based compensation	120	24	167	131
Severance	36	170	36	4
Tax adjustment	(93)	(1,246)	(81)	(1,723)
Adjusted net income (loss) from continuing operations	$1,701	$796	$2,653	$(34)
Basic adjusted net income (loss) per common share from continuing operations	$0.19	$0.11	$0.33	$(0.00)
Diluted adjusted net income (loss) per common share from continuing operations	$0.19	$0.11	$0.33	$(0.00)

Weighted average common share outstanding - basic	8,809	6,955	8,108	6,955
Weighted average common share outstanding - diluted	8,835	6,955	8,131	6,955

Net income (loss)	$1,392	$(1,261)	$2,390	$(2,507)
Asset impairment and estimated lease termination and other closing costs	216	3,473	112	4,606
Depreciation and amortization	309	733	702	1,488
Interest expense, net	177	170	317	357
Net loss on disposal of equipment	30	17	29	18
Stock-based compensation	120	24	167	131
Severance	36	31	36	385
Provision (benefit) for income taxes	420	(627)	741	(1,555)
Adjusted EBITDA	$2,700	$2,560	$4,494	$2,923